AGREEMENT OF TRANSFER OF TRADEMARK APPLICATION RIGHTS

between

Vita Spirits Inc.

and

Vita Spirits Corp.

Date: May 19, 2008

AGREEMENT OF TRANSFER OF TRADEMARK APPLICATION RIGHTS

This Agreement is entered into by and between the following parties on May 19, 2008 in Fort Lauderdale, FL:

A. Vita Spirits Inc. ("Transferor")

Address: 7026 NW 40th CT, Coral Springs, FL, 33065

B. Vita Spirits Corp. ("Transferee")

Address: Suite 201, 2400 W. Cypress Creek Rd., Ft. Lauderdale, FL 33309

WHEREAS:

1. The Transferor is the legal owner of the application rights to eight (8) Trademarks (the "Trademarks"), as defined in Annex 1 of this agreement;

2. The Transferee is an incorporation duly organized and validly existing under the laws of the state of Nevada.

3. At the request of the Transferee, the Transferor intends to transfer the application right of the Trademarks owned by it to the Transferee, and the Transferee agrees to accept such transfer from the transferor in accordance with the terms and conditions herein.

The Parties have reached the following agreement with regard to the transfer of the application right of the above-mentioned trademarks:

1. DEFINITIONS

Unless the context otherwise requires, the following terms shall have the meanings ascribed thereto below:

1.1 "Trademarks" shall mean the eight (8) trademarks (Serial Number: 77350781 (VITARUM), 77350782 (VITAQUILA), 77256490 (VITAVODKA), 77377972 (VITAGIN), 77377973 (VITAWHISKEY), 77377978 (VITACOGNAC), 77350783 (BUZZZ), and 77350784 (BUZZZN) (listed in Annex 1 that had been registered with the United States Patent and Trademark Office (hereinafter referred to as the "Trademark Office").

1.2 "Trademark Application Right" shall mean all the rights and benefits the Transferor, as an applicant, is entitled to during the whole application and approval process for trademark registration with the Trademark Office, including without limitation the application right for the registration of the trademarks and other rights the Transferor is entitled to before obtaining the registered trademarks, such as the right to license the use right to others, copyright and derivative works right etc.

1.3 "Transfer" shall mean that the Transferor enters into this Agreement with the Transferee and expressly agrees to transfer the application right of the above-mentioned trademarks to the Transferee, including without limitation a series of actions, from the Transferor and the Transferee's handling of relevant procedures with the Trademark Office in accordance with this Agreement, till the Trademark Office's verification/announcement of the transfer between the Parties and the completion of the registration procedures of the trademarks with the Trademark Office.

1.4 "Force Majeure" shall mean any event that is unforeseeable, unavoidable or the consequences whereof is insurmountable which renders the performance of all or part of the obligations of either Party under this Agreement to be virtually impossible or economically impracticable, including without limitation floods, fires, droughts and other Acts of God, strikes, insurrections, turmoil and wars etc.

2. TRANSFER OF TRADEMARK APPLICATION RIGHT

2.1 The Transferor agrees to transfer the trademark application right to the Transferee unreservedly and irrevocably, and the Transferee shall have all rights of the trademarks that rightly belong to the proprietor of the application right after accepting such transfer.

2.2 The Transferor agrees to stop using such trademarks and not to claim any right over the application right of such trademarks (and the trademarks) after this Agreement takes effect.

2.3 The Transferor agrees that upon the Trademark Office's verification/announcement of the Transferor as the proprietary holder of the application right of the trademarks, the Transferee shall have the right to apply to the Trademark office for the handling of the transfer procedures to transfer the application right of the trademarks from the Transferor to the Transferee in accordance with the agreement herein, and submit a Transfer Application/Application for Registered Trademarks signed by the Transferor directly to the Trademark Office, and upon verification/announcement by the Trademark Office, become the proprietor of the application right of such trademarks, and further complete the registration procedures of the trademarks.

2.4  Once the Transferee completes the registration of the trademarks at the Trademark Office and obtains a Trademark Registration Certificate, it shall become the proprietary owner of such registered trademarks and have independent and full right over such registered trademarks. At all times during the above-mentioned process and after the obtaining of the Trademark Registration Certificate, the Transferor shall not raise any disputes or objections in relation to the trademark application right (and the trademarks) for any reason.

2.5  If the above-mentioned transfer of the trademark application right is suspended, terminated or not fulfilled for causes attributable to the

Transferor, the Transferor shall compensate the Transferee for any loss arising thereof.

3. REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1 The Transferor and the Transferee represent and warrant to each other as follows:

(a) it has all the powers and capacities that are necessary for the execution of this Agreement, the performance of its obligations and the exercise of its rights under this Agreement;

(b) the signatory to this Agreement, whether a natural or legal person, has been authorized for the execution of this Agreement based on his full capacity or a Board resolution;

(c) once the Agreement is executed, the Parties shall be bound by this Agreement and its annex.

3.2 The Transferor warrants that its application for the trademarks referred to in this Agreement does not violate any applicable laws; and it lawfully and flawlessly owns the application right of the trademarks as listed in Annex 1. The Transferor has the right to transfer the application right of such trademarks to the Transferee at its own discretion.

3.3 The Transferee warrants that after the transfer, it will continue to take necessary and proactive measures for the protection of the trademarks.

3.4 The Parties agree that upon effectiveness of this Agreement, the Parties shall sign any legal documents and take any lawful actions that are necessary for the realization of the transfer under this Agreement, including without limitation that the Transferor shall unconditionally sign all necessary documents including the Transfer Application/Application for Registered Trademarks and cooperate with the Transferee in the handling of all the procedures.

4. PRICE FOR TRANSFER OF THE TRADEMARK APPLICATION RIGHT

4.1 The Parties agree that the Transferor shall transfer the application right of the trademarks to the Transferee for the price of $1 USD.

5. DAMAGES AND INDEMNIFICATION

5.1 Where either Party breaches any representations, warranties or undertakings provided in this Agreement, the other Party shall have the right to terminate this Agreement, and request the breaching Party to pay damages to the other party or to indemnify the other party for any losses.

5.2 If in any event a third party claims that the Transferor does not have the right to transfer the application right of such trademarks, or it claims for compensation on the ground that the transfer of the trademark application right as provided in this Agreement infringes on its rights, all reasonable expenses for the defense of such claim incurred by the Transferee and the liabilities shall be borne by the Transferor.

6. EFFECTIVENESS

6.1 This Agreement shall immediately come into effect upon execution by both Parties.

6.2 All notices in connection with this Agreement shall be in writing and shall be given or made by delivery in person by one Party to the other Party.

The addresses of the Parties for the delivery of notices are as follows:

Transferor: Vita Spirits Inc.

Address: 7026 NW 40th CT, Coral Springs, FL, 33065

Transferee: Vita Spirits Corp.

Address: Suite 201, 2400 W. Cypress Creek Rd., Ft. Lauderdale, FL 33309

7. GOVERNING LAWS AND DISPUTE RESOLUTION

7.1 This Agreement shall be governed by and construed and enforced under and in accordance with the laws of the State of Florida.

7.2 In case the Parties have any dispute over the validity, interpretations or performance of the Agreement, they shall try to resolve it through friendly consultations. Where the dispute can not be resolved through consultations within thirty days from the date the dispute arises, either Party may file a suit in the state court of Florida having jurisdiction over such dispute.

8. MISCELLANEOUS

8.1 This Agreement is severable, which means any term in this Agreement that has been defined as unlawful or unenforceable shall not affect the validity and enforceability of any other terms in this Agreement.

8.2 This Agreement shall constitute the entire agreement reached between the Parties with regard to the transfer of the trademark application right, and supersede all previous understandings or arrangements between the Parties.

IN WITNESS WHEREOF and acknowledging acceptance and agreement of the foregoing, the Parities affix their signatories hereton:

Transferor: Vita Spirits Inc.

Signature: Garry Westbrook

By: Gary Westbrook

Date: May 19, 2008

Transferee: Vita Spirits Corp.

Signature: Garry Westbrook

By: Gary Westbrook

Date: May 19, 2008

Annex 1: List of Trademarks Applications for Transfer

1. VITAVODKA: United States Patent and Trademark Office Serial #77256490

2. VITAQUILA: United States Patent and Trademark Office Serial #77350782

3. VITARUM: United States Patent and Trademark Office Serial #77350781

4. VITAWHISKEY: United States Patent and Trademark Office Serial #77377873

5. VITAGIN: United States Patent and Trademark Office Serial #77377972

6. VITACOGNAC: United States Patent and Trademark Office Serial #77377978

7. BUZZZ: United States Patent and Trademark Office Serial #77350783

8. BUZZZN: United States Patent and Trademark Office Serial #77350784